EXHIBIT 99.1

Cosi Announces Management Changes
Monday, August 18, 2003

NEW YORK--(BUSINESS WIRE)--Aug. 18, 2003--Cosi, Inc.(NASDAQ: COSI):

-- Ken Betuker resigns as Chief Financial Officer

-- Mark Stickney appointed Chief Financial Officer

-- Jay Wainwright appointed Vice President of Concept Development

New York-based restaurant company, Cosi, Inc. (NASDAQ: COSI, news) today announced several management changes effective immediately.

Ken Betuker, Chief Financial Officer, has resigned from the Company. Mark Stickney has been appointed Cosi's Chief Financial Officer. Mr. Stickney has been working closely with the management of Cosi in a consulting capacity since April 2003. Mr. Stickney brings 20 years of financial executive experience, much of it focused on corporate recovery, to Cosi. Most recently, Mr. Stickney has worked as President of Spinglass Management, a corporate turnaround consultancy. Mr. Stickney has previously served as CFO at Geiger Brothers, a $140 million diversified manufacturer and distributor, and at Enterix, a biotechnology company. Mr. Stickney began his career in public accounting at KPMG, where he earned his CPA.

Bill Forrest, Executive Chairman, commented "We want to thank Ken for his contributions to the Company. As we work diligently to improve operations and implement a long-term strategic plan for growth, we felt it was a good time to transition leadership in our finance department. Mark offers a background suited to recovery and retail restaurants and while he has worked as a consultant he has contributed substantially to the development of the company's operational recovery plan and we look forward to his future contributions."

Jay Wainwright, a Cosi founder, has been appointed Vice President of Concept Development. Mr. Wainwright has resigned from the Board of Directors. "Jay's entrepreneurial vision in creating the Cosi concept will serve us well in his new role as we seek to build on our position as a menu and concept innovator in this sector of the restaurant industry. These steps are part of developing a new leadership team with extensive restaurant industry and recovery experience who will focus on improving operating performance and building on Cosi's recognizable brand and concept position," said Kevin Armstrong, President and Chief Executive Officer.

The company will hold a conference call to discuss second quarter results on August 18th, 2003, at 4:30 EDT. The participant dial-in numbers are 1-888-841-5035 (toll-free) and 1-973-582-2830 (international). A replay of the conference call will be available until September 1, 2003 by dialing 1-877-519-4471 (toll-free) or 1-973-341-3080 (international), passcode 4114171.
The conference call will also be accessible live via webcast at:
http://www.viavid.net/detailpage.aspx?sid=00001691

About Cosi

Cosi restaurants are all-day cafes that feature signature bread and coffee products in a unique environment that changes throughout the day. Cosi offers breakfast, lunch, afternoon coffee, dinner and dessert menus full of creative, cravable foods and beverages. Cosi has developed featured foods that are built around a secret, generations-old recipe for crackly crust flatbread. These products are freshly baked in front of customers throughout the day in open flame stone hearth ovens prominently located in each of the restaurants. There are 94 Cosi locations in eleven states and the District of Columbia.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF

1995. This press release contains statements that constitute forward-looking statements under the federal securities laws. Forward-looking statements are statements about future events and expectations and not statements of historical fact. The words "believe," "may," "will," "should," "anticipate," "estimate," "expect," "intend," "objective," "seek," "plan," " strive," or similar words, or negatives of these words, identify forward-looking statements. We qualify any forward-looking statements entirely by these cautionary factors. Forward-looking statements are based on management's beliefs, assumptions and expectations of our future economic performance, taking into account the information currently available to management. Forward-looking statements involve risks and uncertainties that may cause our actual results, performance or financial condition to differ materially from the expectations of future results, performance or financial condition we express or imply in any forward-looking statements. Factors that could contribute to these differences include, but are not limited to: the cost of our principal food products; fluctuations in our quarterly results; labor shortages or increased labor costs; the rate of our internal growth, and our ability to generate increased revenue from existing restaurants; our ability to effectively manage our business with a reduced general and administrative staff; our ability to incorporate a franchising and area developer model into our strategy; the availability and cost of additional financing, both to fund our existing operations and to grow and open new restaurants; our ability to generate positive cash flow from operations; increased government regulation; changes in consumer preferences and demographic trends; supply and delivery shortages or interruptions; increasing competition in the fast casual dining segment of the restaurant industry; market saturation due to new restaurant openings; expansion into new markets; inadequate protection of our intellectual property; adverse weather conditions which impact customer traffic at our restaurants; and adverse economic conditions. Further information regarding factors that could affect our results and the statements made herein are included in our filings with the Securities and Exchange Commission.


    CONTACT: ICR
             Don Duffy, 203-222-9013